As filed with the Securities and Exchange Commission on July 21, 2008. Registration No._______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           SUGAR CREEK FINANCIAL CORP.
             (exact name of registrant as specified in its charter)

         UNITED STATES                                  74-3210459
(State or other jurisdiction of              (IRS Employer Identification No.)
incorporation or organization)

                                28 WEST BROADWAY
                             TRENTON, ILLINOIS 62293
                    (Address of principal executive offices)

                           SUGAR CREEK FINANCIAL CORP.
                           2007 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

ROBERT J. STROH, JR.                                THOMAS P. HUTTON
CHAIRMAN, CHIEF EXECUTIVE OFFICER                   SEAN P. KEHOE
AND CHIEF FINANCIAL OFFICER                         KILPATRICK STOCKTON  LLP
SUGAR CREEK FINANCIAL CORP.                         607 14TH STREET, NW
28 WEST BROADWAY                                    WASHINGTON, D.C. 20005-2018
TRENTON, IL 62293                                   (202) 508-5856
(618) 224-9228
                     (Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [ ]               Accelerated filer   [ ]
Non-accelerated filer    [ ]               Smaller reporting company |X|
                 (Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------
 Title of Securities to       Amount to be          Proposed Maximum       Proposed Maximum           Amount of
     be Registered           Registered (1)        Offering Price Per     Aggregate Offering      Registration Fee
                                                         Share                   Price
-------------------------------------------------------------------------------------------------------------------
      Common Stock
    $0.01 par value            62,211 (2)                $7.90 (3)              $491,467                 $20
-------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Sugar Creek Financial Corp. 2007 Equity Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment to the outstanding common stock of Sugar Creek Financial Corp. (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2) Represents 44,437 shares which may be issued upon the exercise of options to purchase shares of the Common Stock under the Plan and 17,774 shares which may be distributed upon the vesting of stock awards.
(3) Estimated solely for the purpose of calculating the registration fee. Represents the closing price for the common stock as reported on July 7, 2008 in accordance with 17 CFR Section 230.457(c) and 230.457(h).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SECTION 230.462

SUGAR CREEK FINANCIAL CORP.

PART I  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Sugar Creek Financial Corp. 2007 Equity Incentive Plan specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by Sugar Creek Financial Corp. (the "Registrant" or the "Subsidiary Holding Company") with the SEC are incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2008, which includes the consolidated balance sheets of Sugar Creek Financial Corp. as of March 31, 2008 and 2007 and the related consolidated statements of earnings, stockholder's equity and cash flows for the years then ended. The 10-K was filed with the SEC on June 26, 2008 (File No. 000-52532).

(b) The Registrant's Current Reports on Form 8-K filed on June 3, 2008 and July 16, 2008.

(c) The description of the Registrant's common stock contained in Registrant's Form 8-A12G (File No. 001-52532), as filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), on March 28, 2007 and any amendment or report filed for the purpose of updating such description.

(d) All the documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant shall indemnify its directors and employees in accordance with the following provision from the Registrant's Bylaws:

                                  ARTICLE XII.
                                 INDEMNIFICATION

         The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

         Generally, federal law provides indemnity coverage for:

         (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the association, for:

              (i) Any amount for which that person becomes liable under a judgment in such action; and

              (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

         (b) Indemnification shall be made to such person only if:

              (i) Final judgment on the merits is in his or her favor; or

              (ii) In case of:

                   a. Settlement;
                   b. Final judgment against him or her; or
                   c. Final judgment in his or her favor, other than on the
                      merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the savings association or its members.

         However, no indemnification shall be made unless the association gives the Office of Thrift Supervision at least 60 days' notice of its intention to make such indemnification. No such indemnification shall be made if the Office of Thrift Supervision advises the association in writing, within such notice period, of its objection thereto.

         (c)  As used in this paragraph:

              (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review.

              (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

              (iii) "Final judgment" means a judgment, decree or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

              (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of NOLO CONTENDERE.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into his registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         List of Exhibits (filed herewith unless otherwise noted):

           5.0 Opinion of Kilpatrick Stockton LLP as to the legality of the common stock to be issued
           10.1     Sugar Creek Financial Corp. 2007 Equity Incentive Plan (1)
           10.2     Form of Restricted Stock Award Agreement
           10.3     Form of Incentive Stock Award Agreement
           10.4     Form of Non-Statutory Stock Option Award Agreement
           23.1 Consent of Kilpatrick Stockton LLP (contained in the opinion included in Exhibit 5)
           23.2     Consent of Michael Trokey & Company, P.C.
           24.0     Power of Attorney (contained on the signature pages).
           --------------------
           (1) Incorporated herein by reference to Appendix A in the definitive proxy statement filed with the SEC on October 15, 2007 (File No. 000-52532).

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)-(g) Not applicable.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trenton, Illinois on July 21, 2008.

                                           SUGAR CREEK FINANCIAL CORP.


                                           By: /s/ Robert J. Stroh, Jr.
                                               ---------------------------------
                                               Robert J. Stroh, Jr.
                                               Chairman, Chief Executive Officer
                                               and Chief Financial Officer
                                               (principal executive officer)

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Robert J. Stroh, Jr. and Francis J. Eversman as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Name                                        Title                                     Date

/s/ Robert J. Stroh, Jr.                    Chairman of the Board,                          July 21, 2008
---------------------------                 Chief Executive Officer and
Robert J. Stroh, Jr.                        Chief Financial Officer
                                            (principal executive, principal)
                                            financial and principal accounting officer)


/s/ Francis J. Eversman                     President, Chief Operating                      July 21, 2008
---------------------------                 Officer and Director
Francis J. Eversman


/s/ Timothy W. Deien                        Director                                        July 21, 2008
---------------------------
Timothy W. Deien


/s/ Timothy P. Fleming                      Director                                        July 21, 2008
---------------------------
Timothy P. Fleming


/s/ Daniel S. Reilly                        Director                                        July 21, 2008
---------------------------
Daniel S. Reilly


/s/ Gary R. Schwend                         Director                                        July 21, 2008
---------------------------
Gary R. Schwend


                                  EXHIBIT INDEX


---------------------------------------------------------------------------------------
         EXHIBIT NO.                    DESCRIPTION               METHOD OF FILING
---------------------------------------------------------------------------------------
              5                    Opinion of Kilpatrick           Filed herewith.
                                       Stockton LLP
---------------------------------------------------------------------------------------
             10.1                  Sugar Creek Financial         Incorporated herein
                                     Corp. 2007 Equity              by reference.
                                      Incentive Plan
---------------------------------------------------------------------------------------
             10.2                Form of Restricted Stock          Filed herewith.
                                      Award Agreement
---------------------------------------------------------------------------------------
             10.3                 Form of Incentive Stock          Filed herewith.
                                  Option Award Agreement
---------------------------------------------------------------------------------------
             10.4                  Form of Non-Statutory           Filed herewith.
                                    Stock Option Award
                                         Agreement
---------------------------------------------------------------------------------------
             23.1                  Consent of Kilpatrick      Contained in the Opinion,
                                       Stockton LLP            included as Exhibit 5.
---------------------------------------------------------------------------------------
             23.2                Consent of Michael Trokey         Filed herewith.
                                      & Company, P.C.
---------------------------------------------------------------------------------------
              24                     Power of Attorney             Located on the
                                                                   signature page.
---------------------------------------------------------------------------------------